Exhibit 99.1

Corporate presentation July 6, 2004 Sachs Associates and Bloomberg 5th Annual Meeting Investing in Russia and the Commonwealth of Independent States (CIS)

Disclaimer This presentation is not an offer to sell or solicitation of an offer to buy any shares of our common stock in any circumstances under which any such offer or solicitation is unlawful. You should not assume that the information in this presentation or any supplement is accurate as of any date other than the date in front of those documents. You may only rely on the information in our filings with the United States Securities and Exchange Commission. We have not authorized anyone else to provide you with different information. Additional information is available from our website, www.goldentelecom.com, or by writing or telephoning us at the following address: Golden Telecom, Inc. 4400 MacArthur Boulevard, N.W., Suite 200 Washington, D.C. 20007 Attention: Julia Marx Telephone: (202) 332-5997

Russia's corporate incumbent Largest independent provider of fixed-line telecom services in Russia and the CIS Russia's largest Internet Service Provider (ISP) US registered, publicly traded on NASDAQ since 1999 Golden Telecom share price performance

Golden Telecom network

0 20 40 60 80 100 120 140 (US$m) 1999 2001 2002 2003 2004 2000 A successful alternative operator IPO Acquisition of Agama Holdings Acquisition of Cityline, Uralrelcom, ADS (Nizhny Novgorod) Alfa acquires 48% stake New CEO and CFO Acquisition of Sovintel First profitable quarter (1Q 2002) Acquisition of Sibchallenge (Krasnoyarsk) Acquisition of Comincom/ Combellga Acquisition of Samara-Telecom First dividend paid Golden Telecom quarterly revenues Appointment of new COO Acquisition of WestBalt Telecom (Kaliningrad) Acquisition of Buzton (Uzbekistan)

Acquisition of Comincom/Combellga Confirms Golden Telecom as Russia's leading alternative operator 100% of Comincom acquired from Telenor in exchange for a 19.5% stake in Golden Telecom Significant revenue and cost synergies achievable Revenues Note: * Including Comincom and Sibchallenge

Golden Telecom: our strategy To be the leading facilities- based alternative voice, data and Internet services company in Russia and key markets in the CIS Pursue consolidation opportunities Increase market share by offering bundled voice and data services Extend leading position in data and Internet markets Reduce operating costs and satisfy capacity needs through network planning Focus operating activities and capex in major metropolitan areas

Lines of business - 2003 Note: 2003 revenues; breakdown of Sovintel Carrier and Operator clients and Business and Corporate clients only 1. Small and medium-sized enterprises/Small Office Home Office

Sources of growth: regions Moscow clients expanding to the regions Faster growth in the regions, particularly St. Petersburg and major cities in Ukraine In Russia, there are 8 cities with more than 1 million population, and 16 cities with more than 0.5 million in which we do not have a presence ADS (Nizhny Novgorod) revenue Source: Golden Telecom Golden Telecom (Ukraine) revenue

# Focus on high demand regions



RUSSIA
Kaliningrad
St. Petersburg
Pskov
Arkhangelsk
Moscow
Syktyvkar
UKRAINE
Kiev
Orel
Nizhny Novgorod
Voronezh
Odessa
Samara
Ekaterinburg
Volgograd
Novorossiysk
Tyumen
Saratov
Ufa
Krasnodar
Khabarovsk
Krasnoyarsk
Novosibirsk
Irkutsk
Novokuznetsk
KAZAKHSTAN
Vladivostok
Tashkent
Almaty
UZBEKISTAN
Less than 1.2 million
1.2–1.75 million
1.75–3.3 million
More than 3.3 million

10

Opportunistic network development Moscow To Stockholm STM-16 (IRU from Sonera) St. Petersburg STM-16 (IRU from Sonera) VC-3 (IRU from Transtelecom) Nizhny Novgorod Planned fiber link (joint project with VimpelCom) Drop offs at regional cities en route

Financial highlights Consolidated revenues, US$ million Net income, US$ million

Disciplined capital expenditure 2004 guidance: US$85-95 million

Regulatory issues Universal Service Fund To start in 2005 (up to 3% of revenues) New Law in 2004 Creates principle of transparency in interconnect and Universal Service Fund Issues Secondary legislation, and potential changes to the Ministry

Shareholders Source: SEC filings

Summary Profitable alternative operator Currently the leading telecoms provider for Russia's business sector Growth comes from Moscow, new market segments and our regional expansion Impressive track record in corporate governance, financial discipline, and profitability

Special note regarding forward looking statements Certain statements contained in this presentation or made during the meeting concerning management's intentions, expectations or predictions are forward looking statements. Such statements include the expected benefits of the Comincom acquisition, estimates of future financial and operating performance, expectations regarding future market position, geographical markets that we plan to enter and potential for growth, and the effect of the new law "On Telecommunications". It is important to note that the company's actual results may differ materially from those projected in such forward looking statements. Factors that may cause the anticipated results not to occur include our ability to consummate potential acquisitions, our ability to efficiently integrate the acquired companies, unanticipated changes in customer demand, changes in competitive product offerings, increased price competition, changes in the macroeconomic and political environment, changes in local regulatory regimes, or shifts in strategy by our partners. All forward looking statements are made as of July 2, 2004 and Golden Telecom disclaims any duty to update such statements. Additional information concerning the factors that could cause actual results to differ materially from those projected in the forward looking statements is contained in the company's annual report on Form 10K for the year ended December 31, 2003 and the Company's quarterly report on Form 10Q for the quarter ended March 31, 2004 and other filings with the U.S. Securities and Exchange Commission (SEC). Copies of these filings may be obtained by contacting Golden Telecom or the SEC. For more information contact Investor Relations: e-mail: investorrelations@gldn.net, web: www.goldentelecom.com tel.: +7-501-797-9300; fax: +7-501-797-9332